As filed with the Securities and Exchange Commission on December 31, 1996
                                                              Registration No.
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                                CABOT CORPORATION
             (Exact name of Registrant as specified in its charter)

                 DELAWARE                                   04-2271897
      (State or other jurisdiction                        (IRS Employer
    of incorporation or organization)                   Identification No.)


                                 75 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
           (Address of principal executive office, including zip code)

                     CABOT RETIREMENT INCENTIVE SAVINGS PLAN
                            (Full title of the Plan)

                         WILLIAM F. ROBINSON, JR., ESQ.
                                 75 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                     (Name and address of agent for service)

                                 (617) 345-0100
          (Telephone number, including area code, of agent for service)

                                -----------------

               APPROXIMATE DATE OF PROPOSED PUBLIC OFFERING:
  As soon as practicable after this Registration Statement becomes effective.

                              ---------------------

                         CALCULATION OF REGISTRATION FEE
===============================================================================
  SECURITIES    AMOUNT TO BE     PROPOSED       PROPOSED
    TO BE        REGISTERED      MAXIMUM        MAXIMUM       AMOUNT OF
  REGISTERED                     OFFERING      AGGREGATE    REGISTRATION
                                PRICE PER       OFFERING         FEE
                                  SHARE(1)       PRICE(1)
===============================================================================
Common Stock,
  par value
  $1.00 per       200,000         $25.06      $5,012,000     $1,518.79
    share         shares(2)
  (including
  Preferred
    Stock
   Purchase
   Rights)
===============================================================================

----------

1 Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of Cabot Corporation's Common Stock, par value $1.00 per share, reported on the New York Stock Exchange Composite Transactions Index for December 27, 1996.

2 Plus such indeterminate number of additional shares of Common Stock as may be required in the event of a stock dividend, reverse stock split or combination of shares, recapitalization or other change in the Company's capital stock. Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock.


                                     PART II

Item 3. Incorporation of Documents by Reference

      The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K, for the fiscal year ended September 30, 1996, filed under Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

      (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act and the description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act.

      All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed incorporated by reference herein and to be part hereof from the date of the filing of such reports and other documents.

Item 4. Description of Securities

      The Company's Common Stock is registered under Section 12 of the Exchange Act and the Company's Preferred Stock Purchase Rights is registered under
Section 12 of the Exchange Act. See Item 3(b) regarding the description of the Company's Common Stock and the Company's Preferred Stock Purchase Rights.

Item 5. Interests of Named Experts and Counsel

      The shares of the Company's Common Stock are to be acquired on the open market. No opinion as to the validity of such shares is required.

Item 6. Indemnification of Directors and Officers

      Article Eighth (j) of the Company's Certificate of Incorporation and
Section 14 of the Company's by-laws provide that the Company shall indemnify any person who was a party, is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company or enterprise, including service as a fiduciary of an employee benefit plan against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred in connection with such action, suit or proceeding to the extent permitted from time to time under the Delaware General Corporation Law. Such indemnification shall be made as authorized in a specific case upon a determination by the Board of Directors or the stockholders of the Company. The rights of indemnification are not exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to a person who ceases to be a director, officer, employee or agent. In addition, under Article Eighth (i) of the Company's Certificate of Incorporation, no director or officer of the Company shall be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty, except to the extent that Delaware General Corporation Law prohibits the elimination or limitation of liability of directors or officers for breach of fiduciary duty.

      Section 145 of the Delaware General Corporation Law authorizes the indemnification of directors, officers, employees and agents of the Company against liability incurred by reason of being a director, officer, employee or agent, and against expenses (including attorneys' fees) in connection with defending any action seeking to establish liability, in the case of third-party claims, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where such person had no reasonable cause to believe his or her conduct was unlawful.

      The Company's current directors' and officers' insurance policies cover directors and officers of the Company and its subsidiaries.

Item 7. Exemption from Registration Claimed

      Not Applicable.

Item 8. Exhibits

      Exhibit
      Number
      -------

        23.2  Consent of Coopers & Lybrand L.L.P.
        24    Power of Attorney
        28    Cabot Retirement Incentive Savings Plan

Item 9. Undertakings

      A. Subsequent Exchange Act Documents.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "1933 Act"), each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


      B. To Transmit Certain Material.

      The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, a copy of the registrant's latest annual report to stockholders furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934, unless such person otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the person. Where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, the undersigned also undertakes to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      C. Undertaking to Update Annually.

      The undersigned registrant hereby undertakes: (1) to file during any period in which offers or sales are made a post-effective amendment to the registration statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. Provided, however, that if the information required to be included in a post-effective amendment by clauses (1)(i) and (1)(ii) of this paragraph is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, the registrant need not file a post-effective amendment to provide such information.

      D. Indemnification.

      Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and the Commonwealth of Massachusetts, on December 30, 1996.

                                          CABOT CORPORATION


                                          By             *
                                             -------------------------------
                                             Kennett F. Burnes
                                             President


      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

SIGNATURE                      TITLE                          DATE
---------                      -----                          ----

PRINCIPAL EXECUTIVE OFFICER


           *                   Director and Chairman of
----------------------------   the Board of Directors         December 30, 1996
Samuel W. Bodman


PRINCIPAL FINANCIAL OFFICER

                               Executive Vice President
           *                   and Chief Financial Officer    December 30, 1996
----------------------------
Kenyon C. Gilson


PRINCIPAL ACCOUNTING OFFICER


           *                   Vice President and Controller  December 30, 1996
----------------------------
Paul J. Gormisky


           *                   Director                       December 30, 1996
----------------------------
Jane C. Bradley

           *                   Director                       December 30, 1996
----------------------------
Kennett F. Burnes

           *                   Director                       December 30, 1996
----------------------------
John G.L. Cabot

           *                   Director                       December 30, 1996
----------------------------
Arthur L. Goldstein

SIGNATURE                      TITLE                          DATE
---------                      -----                          ----


           *                   Director                       December 30, 1996
----------------------------
Robert P. Henderson

           *                   Director                       December 30, 1996
----------------------------
Arnold S. Hiatt

           *                   Director                       December 30, 1996
----------------------------
John H. McArthur

           *                   Director                       December 30, 1996
----------------------------
John F. O'Brien

           *                   Director                       December 30, 1996
----------------------------
David V. Ragone

           *                   Director                       December 30, 1996
----------------------------
Charles P. Siess, Jr.

           *                   Director                       December 30, 1996
----------------------------
Morris Tanenbaum

           *                   Director                       December 30, 1996
----------------------------
Lydia W. Thomas


*By                                                           December 30, 1996
   -------------------------
   William F. Robinson, Jr.
   As Attorney-in-Fact**




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** By authority of Power of Attorney filed as Exhibit 24 to this Registration
   Statement

                                  EXHIBIT INDEX





Exhibit
Number                                                                  Page
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23.2        Consent of Coopers & Lybrand L.L.P.

24          Power of Attorney

28          Cabot Retirement Incentive Savings Plan